STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

                                      FOR IMMEDIATE RELEASE

(603) 893-9701

e-mail: InvestorRelations@Standex.com

STANDEX REPORTS THIRD-QUARTER 2016 FINANCIAL RESULTS

Food Service Equipment Group Expands Operating Margins 260 bps to 9.6%

Engineering Technologies Aviation Ramp-Up on Track

Operational Excellence and Top-Line Initiatives Continue Across All Businesses

Board Authorizes Share Repurchase of up to $100 Million

SALEM, NH – May 3, 2016 . . . . Standex International Corporation (NYSE:SXI) today reported financial results for the third quarter of fiscal year 2016.

Third-Quarter Fiscal 2016 Results from Continuing Operations

▪

Net sales decreased 2.0% to $177.5 million from $181.0 million in the third quarter of fiscal 2015. Organic sales decreased 2.0%, foreign exchange had a negative effect of 1.4%, and acquisitions contributed positive 1.4% year over year.

▪

Income from operations was $17.2 million, compared with $17.8 million in the third quarter of fiscal 2015.

Net income from continuing operations was $11.6 million, or $0.91 per diluted share, including tax-effected $0.3 million of restructuring charges. This compares with third-quarter fiscal 2015 net income from continuing operations of $12.8 million, or $1.00 per diluted share, including tax-effected $0.3 million of restructuring charges. Excluding the aforementioned items from both periods, non-GAAP net income from continuing operations was $11.9 million, or $0.93 per diluted share, compared with $13.1 million, or $1.02 per diluted share, in the third quarter of fiscal 2015.

▪

EBITDA (earnings before interest, income taxes, depreciation and amortization) was $21.6 million, compared with $22.2 million in the third quarter of fiscal 2015. Excluding the previously mentioned restructuring charges from both periods, adjusted EBITDA for the third quarter of fiscal 2016 was $21.9 million, compared with $22.6 million in the year-earlier quarter.

▪

Net working capital (defined as accounts receivable plus inventories less accounts payable) was $144.6 million at the end of the third quarter of fiscal 2016, compared with $149.5 million a year earlier. Working capital turns were 4.9 in the third quarter of fiscal 2016 and 4.8 in the prior year.

▪

The Company closed the quarter with a net cash position of $7.4 million, compared with a net debt position of $44.4 million a year ago.

Management Comments

“We continued to make good progress operationally during the quarter as we faced challenges to the top line in certain of our end markets,” said President and CEO David Dunbar. “Third-quarter non-GAAP operating income was down 3.7% year-over-year on a 2.0% revenue decline. Significant operating income gains in the Food Service Equipment Group did not fully offset a decline in Engineering Technologies operating income as a result of the oil and gas downturn and the impact of planned growth investments in Engraving. We generated a 9.6% Food Service operating margin in Q3, up from 7.0% last year, despite a 3.4% decline in sales. Engraving had another great quarter on the top line as we invested in technology to drive future growth, and Electronics and Hydraulics continued to perform well. The repositioning of Engineering Technologies is progressing well as we ramp up capacity to capitalize on aviation growth opportunities.”

Segment Review

Food Service Equipment Group sales decreased 3.4% year-over-year, and operating income was up 32.0%.

“Our focus on margin improvement resulted in a significant increase in year-over-year Food Service Equipment operating income,” said Dunbar. “Operating income margins increased 260 basis points to 9.6% on a sales decrease of 3.4% from Q3 last year. The decrease in sales was driven primarily by lower Refrigeration sales as well as ongoing actions to eliminate less profitable products. With our operational excellence initiatives in place and demonstrating positive early results, the team is advancing its commercial strategic initiatives -- focusing on technological enhancements to our product lines, expansion into attractive market adjacencies and improving sales force structure and incentives. However, we anticipate top-line performance challenges to continue in the Refrigeration group in the near term.”

Engraving Group sales increased 6.2% year-over-year, with 11.6% organic growth partially offset by a 5.4% negative effect from foreign exchange. Operating income was down 7.9% compared with last year due to planned growth investments.

“Engraving Group sales increases were primarily driven by our Mold-Tech locations in Europe and China, as demand for automotive molds remain strong,” said Dunbar. “As a result of our planned investments in laser and nickel shell technologies and design services to meet demand and market trends, operating income margins declined 280 basis points to 18.6%.  While we have begun to see softness in some of our Asian markets, we remain optimistic about our near term potential for global Mold-Tech sales growth.”

Engineering Technologies Group sales declined 21.3% year-over-year, and operating income decreased 52.3%.

“Organic sales were down 20.7% year-over-year, primarily due to significantly lower demand in the oil and gas markets, as well as contract timing in the space industry,” said Dunbar. “This was partially offset by increased sales in aviation.  Demand in aviation continues to grow and we are creating the capacity to fulfill customer needs. Construction of our Aluminum Center of Excellence in Wisconsin is on track and we expect to be in production at that facility in June.

We anticipate improvement in year-over-year fourth-quarter margins due to improvements from higher sales and margin growth in aviation and an easier year-over-year comparison in the oil and gas market.”

Electronics Products Group sales were up 6.8% year-over-year. Acquisitions contributed 8.9%, partially offset by a negative currency effect of 2.3%. Operating income was down 0.7%.

“Electronics sales increased 6.8% due to the Q2 2016 acquisition of Northlake as well as program launches in Europe, partially offset by softness in Asia and North America and the effect of foreign exchange rate,” said Dunbar. “Operating income was nearly flat to prior year results. We continue to see increasing opportunities in sensors and expect our new sensor programs will drive growth in fiscal year 2017.”

The Hydraulics Products Group reported a 12.0% year-over-year sales increase, while operating income rose 16.5%.

“Sales were up 12.0% year-over-year, primarily due to the continued strengthening in our traditional North American dump truck and trailer markets, which is tied to the strong North American construction environment,” said Dunbar. “Our customers are optimistic that the passage of the new five-year highway bill could provide further growth opportunities. We continue to capture new OEM platforms in the refuse space and we are focused on entering new markets, such as airline support equipment. March was a record month for cylinder production and we are enhancing our capacity in China in order to meet increased demand in the fourth quarter and into fiscal 2017.”

Business Outlook

“Our fourth-quarter focus will be to continue our operational excellence and top-line initiatives, as we seek to finish the year strong. Across the organization we will be aggressively executing on the four pillars of the Standex Value Creation System to drive performance in the business. These include the balanced performance plan process, the growth disciplines, operational excellence, and talent management.”

Stock Repurchase

The Company today also is announcing that its Board of Directors has authorized a revision to its share repurchase program under which the Company may now repurchase up to an aggregate of $100 million of its outstanding common stock. Commenting on the Board’s authorization, Mr. Dunbar stated, “To date, we have used our stock repurchase program primarily to offset dilution caused by employee stock issuances. This revision provides the Company with the ability to make opportunistic share repurchases, is consistent with our disciplined capital allocation strategy and reflects the Board’s confidence in Standex’s ability to enhance shareholder value.” Under the program, purchases may be made from time to time on the open market, including through 10b5-1 trading plans, or through privately negotiated transactions, block transactions, or other techniques in accordance with prevailing market conditions and the requirements of the Securities and Exchange Commission. The Board’s authorization is open-ended and does not establish a timeframe for the purchases. The Company is not obligated to acquire a particular number of shares, and the program may be discontinued at any time at the Company’s discretion.

Conference Call Details

Standex will host a conference call for investors today, May 3, 2016 at 10:00 a.m. ET. On the call, David Dunbar, President and CEO, and Thomas DeByle, CFO, will review the Company’s financial results and business and operating highlights.  Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, "Webcasts and Presentations", located at www.standex.com.  A replay of the webcast will also be available on the Company’s web site shortly after the conclusion of the presentation.  To listen to the playback, please dial (800) 585-8367 in the U.S. or (404) 537-3406 internationally; the passcode is 87927611. The webcast replay also can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

EBITDA, which is "Earnings Before Interest, Taxes, Depreciation and Amortization," non-GAAP income from operations, non-GAAP net income from continuing operations and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States.  Standex believes that such information provides an additional measurement and consistent historical comparison of the Company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Engineering Technologies Group, Engraving Group, Electronics Products Group, and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India, South Korea and China.  For additional information, visit the Company's website at http://standex.com/.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unforeseen legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically economic conditions in the oil and gas market, aerospace market, retail food and beverage market, and automotive and heavy construction vehicle markets, the impact of foreign exchange, increases in raw material costs, the ability to substitute less expensive alternative raw materials,  the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2015, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Standex International Corporation
Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(In thousands)	2016	2015	2016	2015

Net sales	$177,465	$180,999	$557,811	$572,363
Cost of sales	118,827	123,741	372,386	390,193
Gross profit	58,638	57,258	185,425	182,170

Selling, general and administrative expenses	41,087	39,028	125,713	124,836
Restructuring costs	391	398	3,387	2,354
Other operating (income) expense, net	-	-	-	59

Income from operations	17,160	17,832	56,325	54,921

Interest expense	807	938	2,182	2,369
Other (income) expense, net	115	(103)	(369)	(556)
Total	922	835	1,813	1,813

Income from continuing operations before income taxes	16,238	16,997	54,512	53,108
Provision for income taxes	4,667	4,232	14,354	14,153
Net income from continuing operations	11,571	12,765	40,158	38,955

Income (loss) from discontinued operations, net of tax	(55)	(139)	(290)	(593)

Net income	$11,516	$12,626	$39,868	$38,362

Basic earnings per share:
Income from continuing operations	$0.91	$1.01	$3.17	$3.08
Income (loss) from discontinued operations	-	(0.01)	(0.02)	(0.05)
Total	$0.91	$1.00	$3.15	$3.03

Diluted earnings per share:
Income from continuing operations	$0.91	$1.00	$3.14	$3.04
Income (loss) from discontinued operations	-	(0.01)	(0.02)	(0.05)
Total	$0.91	$0.99	$3.12	2.99

Average Shares Outstanding
Basic	12,696	12,657	12,681	12,656
Diluted	12,768	12,788	12,776	12,808

Standex International Corporation
Condensed Consolidated Balance Sheets

	March 31,	June 30,
(In thousands)	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$113,401	$96,128
Accounts receivable, net	99,204	110,478
Inventories	109,012	108,305
Prepaid expenses and other current assets	6,261	7,070
Income taxes receivable	5,292	747
Deferred tax asset	13,178	12,674
Total current assets	346,348	335,402

Property, plant, equipment, net	110,549	108,536
Intangible assets, net	42,291	38,048
Goodwill	158,589	154,732
Deferred tax asset	865	917
Other non-current assets	18,964	21,428
Total non-current assets	331,258	323,661

Total assets	$677,606	$659,063

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$63,578	$80,764
Accrued liabilities	46,643	47,742
Income taxes payable	7,716	10,285
Total current liabilities	117,937	138,791

Long-term debt	106,028	101,753
Accrued pension and other non-current liabilities	71,341	69,949
Total non-current liabilities	177,369	171,702

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	51,063	47,254
Retained earnings	667,607	632,864
Accumulated other comprehensive loss	(96,250)	(93,017)
Treasury shares	(282,096)	(280,507)
Total stockholders' equity	382,300	348,570

Total liabilities and stockholders' equity	$677,606	$659,063

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
	Nine Months Ended
	March 31,
(In thousands)	2016	2015

Cash Flows from Operating Activities
Net income	$39,868	$38,362
Income (loss) from discontinued operations	(290)	(593)
Income from continuing operations	40,158	38,955

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,317	12,602
Stock-based compensation	3,777	2,806
Non-cash portion of restructuring charge	1,512	(215)
Excess tax benefit from share-based payment activity	(795)	(1,644)
Contributions to defined benefit plans	(963)	(1,069)
Net changes in operating assets and liabilities	(9,710)	(28,360)
Net cash provided by operating activities - continuing operations	47,296	23,075
Net cash provided by (used in) operating activities - discontinued operations	(748)	(1,818)
Net cash provided by (used in) operating activities	46,548	21,257
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(13,264)	(18,847)
Expenditures for acquisitions, net of cash acquired	(13,700)	(57,149)
Proceeds from sale of real estate and equipment	259	-
Other investing activities	(417)	1,197
Net cash (used in) investing activities from continuing operations	(27,122)	(74,799)
Net cash (used in) investing activities from discontinued operations	2,803	-
Net cash (used in) investing activities	(24,319)	(74,799)
Cash Flows from Financing Activities
Proceeds from borrowings	58,000	267,500
Payments of debt	(54,000)	(182,700)
Activity under share-based payment plans	816	675
Excess tax benefit from share-based payment activity	795	1,644
Purchase of treasury stock	(3,167)	(9,835)
Cash dividends paid	(5,071)	(4,301)
Net cash provided by (used in) financing activities	(2,627)	72,983

Effect of exchange rate changes on cash	(2,329)	(9,715)

Net changes in cash and cash equivalents	17,273	9,726
Cash and cash equivalents at beginning of year	96,128	74,260
Cash and cash equivalents at end of period	$113,401	$83,986

Standex International Corporation
Selected Segment Data

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(In thousands)	2016	2015	2016	2015
Net Sales
Food Service Equipment	$87,944	$91,064	$286,093	$303,430
Engraving	28,560	26,896	94,016	81,609
Engineering Technologies	19,358	24,590	58,780	71,314
Electronics Products	29,909	28,006	86,245	85,299
Hydraulics Products	11,694	10,443	32,677	30,711
Total	$177,465	$180,999	$557,811	$572,363

Income from operations
Food Service Equipment	$8,455	$6,404	$29,183	$24,989
Engraving	5,305	5,757	22,655	18,647
Engineering Technologies	1,744	3,655	4,512	9,093
Electronics Products	5,263	5,298	15,338	15,582
Hydraulics Products	2,007	1,723	5,502	4,897
Restructuring	(391)	(398)	(3,387)	(2,354)
Other operating income (expense), net	-	-	-	(59)
Corporate	(5,223)	(4,607)	(17,478)	(15,874)
Total	$17,160	$17,832	$56,325	$54,921

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
(In thousands, except percentages)	2016	2015	% Change	2016	2015	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Income from operations, as reported	$17,160	$17,832	-3.8%	$56,325	$54,921	2.6%
Adjustments:
Restructuring charges	391	398		3,387	2,354
Acquisition-related costs	-	-		423	1,696
Adjusted income from operations	$17,551	$18,230	-3.7%	$60,135	$58,971	2.0%
Interest and other income (expense), net	(922)	(835)		(1,813)	(1,813)
Provision for income taxes	(4,667)	(4,232)		(14,354)	(14,153)
Discrete tax items	-	-		(721)	(239)
Tax impact of above adjustments	(104)	(106)		(1,017)	(1,077)
Net income from continuing operations, as adjusted	$11,858	$13,057	-9.2%	$42,230	$41,689	1.3%

EBITDA and Adjusted EBITDA:
Income from continuing operations before income taxes, as reported	$16,238	$16,997		$54,512	$53,108
Add back:
Interest expense	807	938		2,182	2,369
Depreciation and amortization	4,513	4,297		13,317	12,602
EBITDA	$21,558	$22,232	-3.0%	$70,011	$68,079	2.8%
Adjustments:
Restructuring charges	391	398		3,387	2,354
Acquisition-related costs	-	-		423	1,696
Adjusted EBITDA	$21,949	$22,630	-3.0%	$73,821	$72,129	2.3%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$16,429	$11,277		$47,296	$23,075
Less: Capital expenditures	(4,540)	(4,886)		(13,264)	(18,847)
Free operating cash flow	$11,889	$6,391		$34,032	$(4,228)
Net income from continuing operations	11,571	12,765		40,158	38,955
Conversion of free operating cash flow	102.7%	50.1%		84.7%	10.9%

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
Adjusted earnings per share from continuing operations	2016	2015	% Change	2016	2015	% Change

Diluted earnings per share from continuing operations, as reported	$0.91	$1.00	-9.0%	$3.14	$3.04	3.3%

Adjustments:
Restructuring charges	0.02	0.02		0.19	0.13
Acquisition-related costs	-	-		0.02	0.10
Discrete tax items	-	-		(0.06)	(0.02)
Diluted earnings per share from continuing operations, as adjusted	$0.93	$1.02	-8.8%	$3.29	$3.25	1.2%